UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 7, 2011 (January 4, 2011)
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX (Address of Principal Executive Offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 4, 2011, Buckeye Partners, L.P. ( the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the underwriters, that provided for the issuance and sale by the Partnership, and the purchase by the underwriters, of $650,000,000 aggregate principal amount of the Partnership’s 4.875% senior unsecured notes due 2021 (the “Senior Notes”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein. The Senior Notes are expected to be issued on January 13, 2011 pursuant to an Indenture, dated as of July 10, 2003, between the Partnership and U.S. Bank National Association (successor to SunTrust Bank), as trustee, as amended and supplemented from time to time. The offering of the Senior Notes has been registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-155522).
ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of January 4, 2011, among Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the Underwriters, Buckeye Partners, L.P. and Buckeye GP LLC.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Senior Notes.

12.1	Computation of ratios of earnings to fixed charges.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: January 7, 2011

Exhibit Index

Exhibits.

1.1	Underwriting Agreement, dated as of January 4, 2011, among Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the Underwriters, Buckeye Partners, L.P. and Buckeye GP LLC.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Senior Notes.

12.1	Computation of ratios of earnings to fixed charges.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1).

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